SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                FEBRUARY 11, 1997




                             CUC INTERNATIONAL INC.
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             (Exact Name of Registrant as Specified in its Charter)


    DELAWARE                       1-10308                   06-0918165
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(State or Other                  (Commission              (I.R.S. Employer
Jurisdiction                      File Number)             Identification No.)
of Incorporation)
or Organization)


        707 SUMMER STREET, STAMFORD, CONNECTICUT             06901
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        (Address of Principal Executive Offices)           (Zip Code)


                                 (203) 324-9261
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements and Exhibits.

C.  Exhibits

4(a)  Indenture dated as of February 11, 1997, between CUC
      International Inc. and Marine Midland Bank, as trustee.

4(b)  Registration Rights Agreement dated as of February 11,
      1997, between CUC International Inc. and Goldman, Sachs
      & Co. (for itself and on behalf of the other purchasers party thereto)

99    Press release of CUC International Inc. issued on
      February 12, 1997.




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




Item 9.  Sales of Equity Securities Pursuant to Regulation S.

            On February 11, 1997, CUC International Inc., a Delaware corporation (the "Company"), completed the sale of $550.0 million aggregate principal amount of its 3% Convertible Subordinated Notes due February 15, 2002 (the "Notes"). Interest on the Notes is payable semi-annually on February 15 and August 15 of each year, commencing on August 15, 1997. The Notes are convertible, in whole or in part, at the option of the holder at any time from and after May 12, 1997 and prior to the close of business on February 15, 2002, unless previously redeemed, into shares of the Company's common stock, $.01 par value ("Common Stock"), at a conversion price of $30.625 per share (equivalent to a conversion rate of 32.6531 shares of Common Stock per $1,000 principal amount of the Notes and resulting in the issuance of up to 17,959,184 shares of Common Stock if the Notes are converted in full), subject to adjustment in certain circumstances. The Notes are redeemable at the Company's option at any time from and after February 15, 2000 at the redemption prices specified therein, together with accrued and unpaid interest thereon to the date of redemption. Moreover, if a "Change-in-Control" (as defined in the Indenture for the Notes) of the Company were to occur, each holder of Notes would be entitled to require the Company to purchase its Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase, for cash or, at the Company's option, Common Stock (valued at 95% of the average closing sale prices for the five trading days ending on and including the third trading day prior to the purchase date). No sinking fund is provided for the Notes, which are general unsecured obligations of the Company, subordinated in right of payment to all "Senior Debt" (as defined in the Indenture for the Notes) of the Company and effectively subordinated in right of payment to the prior payment in full of all indebtedness and other liabilities of the Company's subsidiaries.

            The Notes were sold by the Company to Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Allen & Company Incorporated, Alex. Brown & Sons Incorporated, Furman Selz LLC and Hambrecht & Quist LLC, as initial purchasers (collectively, the "Initial Purchasers"), in an unregistered private placement conducted pursuant to Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The discount to the Initial



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

Purchasers was 1.35% of the principal amount of the Notes purchased (or an aggregate of $7.425 million).

            The Company has been advised that the Initial Purchasers subsequently resold the Notes in the United States to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and outside of the United States in offshore transactions to investors in reliance on Regulation S under the Securities Act. In addition, the Company has been advised that Goldman, Sachs & Co. has resold a portion of the Notes in the United States to a limited number of institutions that are "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. In respect of such resales, the Initial Purchasers have represented to the Company that $484,565,000 principal amount of the Notes were resold by the Initial Purchasers in the United States to qualified institutional buyers in reliance on Rule 144A, $57,150,000 principal amount of the Notes were resold by the Initial Purchasers in offshore transactions to investors in reliance on Regulation S and $8,285,000 principal amount of the Notes were resold in the United States by Goldman, Sachs & Co. to institutions that are accredited investors.

            The net proceeds to the Company from the sale of the Notes to the Initial Purchasers were approximately $542.1 million (giving effect to the discount to the Initial Purchasers and after deducting certain transaction expenses payable by the Company). The Company intends to use such net proceeds for general corporate purposes, including to finance potential business acquisitions and strategic alliances that complement the Company's businesses and implement its growth strategy. Pending all of the foregoing uses, the Company intends to invest the net proceeds from the sale of the Notes being offered hereby in short-term, investment grade securities.




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

                                SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CUC INTERNATIONAL INC.



                                    By: /s/Cosmo Corigliano
                                        ----------------------------
                                    Name:    Cosmo Corigliano
                                    Title: Senior Vice President
                                              and Chief Financial
                                                Officer

Dated:  February 13, 1997





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
                                 EXHIBIT INDEX
EXHIBIT
NO.            DESCRIPTION
---            -----------

4(a)  Indenture dated as of February 11, 1997, between CUC
      International Inc. and Marine Midland Bank, as trustee.

4(b)  Registration Rights Agreement dated as of February 11,
      1997, between CUC International Inc. and Goldman, Sachs
      & Co. (for itself and on behalf of the other purchasers party thereto)

99    Press release of CUC International Inc. issued on
      February 12, 1997.



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